UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014 (November 21, 2014)

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PRAXAIR, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-11037	06-1249050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

39 Old Ridgebury Road
Danbury, CT 06810-5113
(Address of principal executive offices)

(203) 837-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On November 21, 2014, Praxair, Inc. (the “Company”) priced €500,000,000 aggregate principal amount of 1.625% notes due December 1, 2025 (the “Notes”).  The Notes will be sold on December 1, 2014 in a registered offering under the Securities Act of 1933, pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on August 8, 2012.  The material terms of the Notes are described in the Company’s prospectus supplement dated November 21, 2014 filed with the SEC on November 24, 2014.

In connection with the pricing of the Notes, the Company entered into a Terms Agreement dated November 21, 2014 (the “Terms Agreement”) with Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and Merrill Lynch International, as representatives of the underwriters named therein (the “Underwriters”).  Pursuant to and subject to the terms and conditions of the Terms Agreement, the Underwriters agreed to purchase the Notes from the Company for resale in the registered offering.  The Terms Agreement is filed as Exhibit 1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
1	Terms Agreement dated November 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014
PRAXAIR, INC. By: /s/ James T. Breedlove James T. Breedlove Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.                                           Description

1	Terms Agreement dated November 21, 2014